UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2012
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 SEITEL, INC.
(Exact name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	001-10165 (Commission File Number)	76-0025431 (IRS Employer Identification No.)
10811 S. Westview Circle Drive
Building C, Suite 100
Houston, Texas 77043
(Address of Principal Executive Offices)
(713) 881-8900
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment to Employment Agreement for Key Executive
On July 27, 2012, Seitel, Inc. (“Seitel”) entered into the Third Amendment to Employment Agreement (the “Amendment”) with Kevin P. Callaghan (“Executive”). The Amendment increased Executive's potential annual bonus target effective January 1, 2012 from 70% to 80% of his Base Salary and increased his maximum target bonus effective January 1, 2012 from 110% to 120% of his Base Salary.

The Compensation Committee of the Board had previously recommended and approved such increase to the Executive's annual bonus targets. The other terms and conditions of Executive's employment agreement with Seitel, as amended, remain in full force and effect.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1, attached hereto and filed herewith.
Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are furnished with this report.

Exhibit No.	Description
10.1	Third Amendment to Employment Agreement between Kevin P. Callaghan and Seitel, Inc., dated July 27, 2012

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
SEITEL, INC.

By: /s/ Robert D. Monson
Robert D. Monson
President and Chief Executive Officer

Date: July 31, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment to Employment Agreement between Kevin P. Callaghan and Seitel, Inc., dated July 27, 2012